Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cheche Group Inc. of our report dated May 24, 2023 relating to the financial statements of Cheche Technology Inc., which appears in Cheche Group Inc.’s proxy statement prospectus dated August 31, 2023, relating to the registration statement on Form F-4, as amended (File No.333-273400).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

November 24, 2023